UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2020

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	IMH	NYSE American
Preferred Stock Purchase Rights	IMH	NYSE American

Item 8.01	Other Events.

Reliance on SEC Relief from Filing Requirements

Impac Mortgage Holdings, Inc. (the “Company,” “we,” “our,” or “registrant”) is filing this current report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Quarterly Report”). The Company is relying on the Securities and Exchange Commission’s (the “SEC”) Order pursuant to Section 36 (Release No. 34-88465) of the Securities Exchange Act of 1934, as amended, issued on March 25, 2020, as extended, to delay the filing of its Quarterly Report due to circumstances related to the coronavirus (COVID-19) pandemic.

The Company is relying on the Order because, in light of the COVID-19 pandemic, the Company’s operations have experienced significant disruptions.  The Company’s management is devoting significant time and attention to assessing and responding to the impact of COVID-19 and related events on the Company’s operations and financial position, developing operational and financial plans focused on prioritizing liquidity, focusing on the safety and productivity of our employees, and continuing to work with our counterparties, customers and operating partners.  As previously announced, the Company’s lending activities have been placed on hold since the beginning of April, as the Company believes it is prudent to de-risk the balance sheet and protect liquidity during this unprecedented time.  This has diverted management resources from completing all of the tasks necessary to file the Company’s Quarterly Report by its May 15, 2020 due date. Notwithstanding the foregoing, the Company expects to file its Quarterly Report on or before June 29, 2020 (which is 45 days from the original filing deadline).

Additional Risk Factor Disclosure

In addition, the Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, with the following risk factor:

Our business, financial condition and results of operations have been, and will likely continue to be, adversely affected by the COVID-19 pandemic.

COVID-19 has led to federal, state and local governments enacting various restrictions in an attempt to limit the spread of the virus, including the declaration of a national emergency; multiple cities’ and states’ declarations of states of emergency; school and business closings; limitations on social or public gatherings and other social distancing measures, such as working remotely, travel restrictions, quarantines and shelter in place orders. In response to the economic and financial effects of COVID-19, the Federal Reserve Board has sharply reduced interest rates and instituted quantitative easing measures, as well as domestic and global capital market support programs.

The economic effects of the COVID-19 outbreak have had a destabilizing effect on financial markets, key market indices and overall economic activity. The uncertainty regarding the duration of the pandemic and the resulting economic disruption has caused increased market volatility and has already caused a sharp increase in national and local unemployment rates, a significant decrease in consumer confidence and business generally and is expected to lead to a recession. These conditions caused by the outbreak, together with governmental responses, including the impact of the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, and other federal and state measures, specifically with respect to loan forbearances, has had an adverse impact on our businesses and results of operations and the business and operations of at least some of our borrowers, customers and business partners. These impacts have been, and may continue to be, material, and have already resulted in the Company’s pause in lending activity, as previously announced. In addition, these events can be expected to, amongst other things:

•	Impair the ability of borrowers to repay outstanding loans or other obligations, resulting in increases in forbearances and/or delinquencies;
•	Impair the value of collateral securing loans;
•	Impair the value and residual cash flows from our long-term mortgage portfolio;

•	Require an increase in our provision for loan repurchases;
•	Adversely affect the stability of our liquidity;
•	Negatively impact the productivity and availability of key personnel and other employees necessary to conduct our business, and of third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions;
•	Increase cyber and fraud risk, given increased online and remote activity; and
•	Negatively impact revenue and income.

While we have experienced and continue to experience adverse effects on our business due to COVID-19, the ultimate impact of these factors is highly uncertain at this time and we do not yet know the full extent of the impact on our business, our operations or the national or global economies. However, the decline in economic conditions and a prolonged negative impact may result in a material adverse effect to our business, financial condition and results of operations.

In addition, to the extent COVID-19 continues to adversely affect our business, financial condition and results of operations, and global economic conditions more generally, it may also have the effect of heightening many of the other risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019.

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward looking terminology, such as “may,” “capable,” “will,” “intends,” “believe,” “expect,” “likely,” “potentially”” appear,” “should,” “could,” “seem to,” “anticipate,” “expectations,” “plan,” “ensure,” “desire,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to the following: impact on the U.S. economy and financial markets of the outbreak of the novel coronavirus, and any adverse impact or disruption to the Company’s operations; the effects of the various stimulus efforts promulgated by the United States and state and local governments in response to the coronavirus; performance by counterparties to the Company’s business contracts; successful development, marketing, sale and financing of new and existing financial products; expansion of Non-QM loan originations; ability to successfully diversify our loan products; ability to successfully sell loans to third-party investors; volatility in the mortgage industry; unexpected interest rate fluctuations and margin compression; performance of third-party sub-servicers; our ability to manage personnel expenses in relation to mortgage production levels; our ability to successfully use warehousing capacity and satisfy financial covenants; increased competition in the mortgage lending industry by larger or more efficient companies; issues and system risks related to our technology; ability to successfully create cost and product efficiencies through new technology including cyber risk and data security risk; more than expected increases in default rates or loss severities and mortgage related losses; ability to obtain additional financing through lending and repurchase facilities, debt or equity funding, strategic relationships or otherwise; the terms of any financing, whether debt or equity, that we do obtain and our expected use of proceeds from any financing; increase in loan repurchase requests and ability to adequately settle repurchase obligations; failure to create brand awareness; the outcome, including any settlements of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations; and other general market and economic conditions.

For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see our latest Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any Current Reports on Form 8-K or Quarterly Reports on Form 10-Q we file with the Securities and Exchange Commission and in particular the discussion of “Risk Factors” therein. This document speaks only as of its date and we do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: May 15, 2020

	By:	/s/ Nima J. Vahdat
	Name:	Nima J. Vahdat
	Title:	General Counsel